Exhibit 10.3

Amendment No. 2 to Exchange Agreement

Dated as of March 10, 2023

This Amendment No. 1 to Exchange Agreement (this “Amendment”) is entered into as of the date first set forth above (the “Amendment Date”) by and between (i) Simplicity Esports and Gaming Company, a Delaware corporation (the “Company”); (ii) Diverted River Technology, LLC, an Indiana limited liability company (“DRT”), and (iii) Zachary Johnson (the “Members’ Representative”). Each of the Company, DRT and the Members’ Representative may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS, the Parties are parties to that certain Exchange Agreement, dated as of September 29, 2022, as amended by the Amendment No. 1 to Exchange Agreement dated as of December 15, 2022 (as so amended, the “Original Agreement”) and now desire to amend the Original Agreement, and the Original Agreement may be so amended in a writing executed by the Parties;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

1.	Defined terms used herein without definition shall have the meanings given in the Original Agreement.

2.	Pursuant to the provisions of Section 9.12 of the Original Agreement, the Original Agreement is hereby amended as follows:

(a)	The date “December 15, 2022” in the definition of “Termination Date” in Section 1.01(ttt) of the Original Agreement is hereby amended to be “July 14,2023”.

(b)	Section 2.02(b) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

(b) Exchange Shares.

(i)	The Parties acknowledge that the Company is currently, or shall shortly become a party to the Notes Exchange Agreement by and between the Company and certain holders (the “Noteholders”) of promissory notes of the Company (the “Notes”), pursuant to which, at or simultaneous with the Closing hereunder, such Notes shall be exchanged for a number of shares of Company Common Stock be equal to 5% of the shares of Company Common Stock issued and outstanding following the Closing hereunder and the closing of the Offering (as defined below) (the “Note Exchange Transactions”).

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(ii)	The Parties further acknowledge and agree that in connection with the Transactions and the Note Exchange Transactions, the Company expects to complete an offering of Company Common Stock to certain additional investors (the “Offering”). The number of shares of Common Stock to be issued and sold in the Offering, when added to the shares of Common Stock issued and outstanding prior to the closing of the Note Exchange Transactions and the Closing herein, will comprise no more than 20% of the issued and outstanding shares of Company Common Stock following the closing of the Offering, the closing of the Note Exchange Transactions and the Closing herein, such that the ending capitalization of the Company at such time shall be comprised of (i) the investors in the Offering and the other shareholders of the Company, holding 20% of the issued and outstanding shares of Common Stock, (ii) the DRT Members holding 75% of the issued and outstanding shares of Common Stock; and (iii) the Noteholders, collectively, holding 5% of the issued and outstanding shares of Common Stock, and provided that such 5% number may be adjusted as set forth in the Note Exchange Agreement, in which event the proportion of the shares of Common Stock to be held by the investors in the Offering and the other shareholders of the Company other than the DRT Members and the Noteholders, shall be adjusted from such current 20% number.

(iii)	All of the Membership Interests shall be exchanged, collectively, for a number of shares of Company Common Stock which equals 75% of the issued and outstanding shares of Company Common Stock as of the Closing, and including for such purposes the shares of Company Common Stock as issued in the Note Exchange Transactions and the Offering, and otherwise outstanding prior to the Offering (the “Exchange Shares”), which Exchange Shares shall be apportioned between the DRT Members pro rata based on the percentage of the Membership Interests held by the DRT Member as set forth on the Capitalization Table (as defined below). The Exchange Shares shall be issued in book entry form and shall not be certificated.

(iv)	By way of example, and not limitation, in the event that, assuming the consummation of the Offering, the investors in the Offering and the other shareholders of the Company held 2,000,000 shares and there are no adjustments to the number of shares of Company Common Stock to be issued to the Noteholders, then: (1) The DRT Members would be issued a total of 7,500,000 shares of Company Common Stock at the Closing; and (2) the Noteholders would be issued, collectively, 500,000 shares of Common Stock at the closing of the Note Exchange Transactions.

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3.	Other than as amended herein, the Original Agreement shall remain in full force and effect. Following the Amendment Date, any reference in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment.

4.	This Amendment shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereunder.

5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Pages]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

Simplicity Esports and Gaming Company

By:	/s/ Roman Franklin
Name:	Roman Franklin
Title:	Chief Executive Officer

Diverted River Technology, LLC

By:	/s/ Zachary Johnson
Name:	Zachary Johnson
Title:	Managing Member

Zachary Johnson

By:	/s/ Zachary Johnson
Name:	Zachary Johnson

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